                                  UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549


                                     FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


     Date of report (Date of earliest event reported) August 19, 1997


                             NEW WEST EYEWORKS, INC.
-------------------------------------------------------------------------------
              (Exact name of Registrant as Specified in Its Charter)


                                     Delaware
-------------------------------------------------------------------------------
                  (State or Other Jurisdiction of Incorporation)


               1-12740                                 34-1589514
-------------------------------------------------------------------------------
     (Commission File Number)            (I.R.S. Employer Identification No.)


2104 West Southern Avenue, Tempe, Arizona                85282
-------------------------------------------------------------------------------
(Address of Principal Executive Office)                (Zip Code)


                                  (602)438-1330
-------------------------------------------------------------------------------
               (Registrant's Telephone Number, Including Area Code)


-------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.

     On August 19, 1997, New West Eyeworks, Inc. (the "Company") entered into a loan agreement with a major national bank pursuant to which the Company received a $3.0 million revolving line of credit (the "Revolving Credit Facility") and a $2.0 million term loan (the "Term Credit Facility" and together with the Revolving Credit Facility, the "Credit Facility"). With respect to the Term Credit Facility, the Company may request advances until August 1, 1998, at which time the outstanding principal balance will be amortized over a 48 month period.

     Interest will be due and payable monthly and will accrue under the Revolving Credit Facility on the principal balance outstanding from time to time at a variable rate equal to the lending bank's prime rate (the "Prime Rate") plus 0.125% per annum or, at the Company's option, a rate equal to the then current London Interbank Offered Rate ("LIBOR") for the term selected by the Company plus 2.35% per annum. The Revolving Credit Facility matures on August 1, 1999.

     Under the Term Credit Facility, interest will accrue on the principal balance outstanding at a variable rate equal to the Prime Rate plus 0.5% per annum or, at the Company's option, a rate equal to LIBOR for the term selected by the Company plus 2.75% per annum. Interest only on the Term Credit Facility will be payable until August 1, 1998, after which time the Company will be required to make equal monthly payments consisting of principal and interest amortized over a period of 48 months. The interest rate under the Term Credit Facility will continue to fluctuate, but the monthly payments after August 1, 1998 will remain the same. As a result, the Term Credit Facility may negatively amortize. Any accrued but unpaid interest will be due along with the principal balance on the maturity date of the Term Credit Facility, August 1, 2002.

     The Revolving Credit Facility is secured by the Company's accounts
receivable, inventory and general intangibles.   The Term Credit Facility is
secured by substantially all of the Company's furniture, fixtures and equipment. The Credit Facility contains financial and other covenants with respect to the Company that, among other matters, restrict the creation of certain liens, restrict capital expenditures and require the maintenance of certain minimum net worth and interest rate coverage. The Company is currently in compliance with the covenants set forth in the Credit Facility.

     The proceeds of the Credit Facility will be used by the Company for store expansion, as well as for working capital and general corporate purposes.

Item 7.  Financial Statements and Exhibits.

     (c)  Exhibits

          Exhibit 99.1   --   Revolving Note dated August 1, 1997

          Exhibit 99.2   --   Term Note dated as of August 1, 1997

          Exhibit 99.3   --   Press Release by the Company dated September 4,
                              1997

                                    SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   NEW WEST EYEWORKS, INC.
                                        (Registrant)


Date: September 4, 1997            By: /s/ Darius J. DiTallo
                                      -----------------------
                                             (Signature)
                                   Darius J. DiTallo
                                   Vice-President Finance/Administration

                                  Exhibit Index


          Exhibit 99.1   --   Revolving Note dated as of August 1, 1997

          Exhibit 99.2   --   Term Note dated as of August 1, 1997

          Exhibit 99.3   --   Press Release by the Company dated September 4,
                              1997